EXHIBIT 10.13.1

December 10, 1998

Mr. Steven D. Jorns
900 Kingsbury Way
Southlake, Texas 76092

Dear Mr. Jorns:

     Reference is hereby made to that certain Executive Employment Agreement, made as of August 3, 1998, by and between you and the undersigned (the “Employment Agreement”). Unless otherwise indicated, each capitalized term used herein shall have the meaning ascribed thereto in the Employment Agreement.

     This letter, when executed and returned by you, shall constitute an amendment to the Employment Agreement in the following respects:

1.	Effective January 1, 1999, you will no longer serve as the Chief Operating Officer of either the Company or the Partnership although you will continue to serve as the Vice-Chairman of the Company and the Partnership and you will devote such of your business time to the business and affairs of the Company and the Partnership as shall be required to perform the duties of such office.

2.	Effective January 1, 1999, your annual base salary shall be reduced to $90,000.

3.	The Company or the Partnership will no longer be required under the terms of the Employment Agreement (i) to pay you an annual bonus, (ii) to grant you stock option grants pursuant to the Company’s Incentive Plan or (iii) to permit you to participate in any profit-sharing, bonus, stock option or other incentive compensation plans now or hereafter adopted by the Company or the Partnership for any fiscal year ending after December 31, 1998. You shall retain all the rights presently granted you under the Employment Agreement with respect to any stock options or restricted stock which you presently hold or which may be awarded to you with respect to the fiscal year ending December 31, 1998.

     Except as specifically set forth above, the Employment Agreement shall remain in full force and effect without amendment or modification.

Mr. Steven D. Jorns
December 10, 1998

     In addition, you hereby agree (i) prior to January 1, 1999, to execute and deliver to the Company and the Partnership resignations from the position of Chief Operating Officer and (ii) to execute and deliver to the company and the Partnership such other documents as they, from time to time, may reasonably request to further effect the amendments to the Employment Agreement set forth above.

     Please execute and return to the undersigned two copies of this letter to evidence your agreement with the terms hereof.

MeriStar Hotels & Resorts, Inc.

By:__________________

MeriStar H & R Operating Partnership, L.P.

By: MeriStar Hotels & Resorts, Inc. As general partner

By:__________________

Agreed to by: __________________ Steven D. Jorns